Exhibit 2.1
CONTRIBUTION AGREEMENT

    This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of November 3, 2020, by and between TCG BDC, Inc., a Maryland corporation, as the contributor (the “Contributor”), and Middle Market Credit Fund II, LLC, a Delaware limited liability company, as the contributee (the “Contributee”).

RECITALS

A.WHEREAS, the Contributor owns 84.13% of the membership interests of the Contributee.

B.WHEREAS, the Contributor desires to contribute, and the Contributee has agreed to receive from the Contributor, all of the loans (including any participations therein) and other debt obligations listed on Schedule I hereto (including the loans (including any participations therein) and other debt obligations subject to (i) that certain Distribution and Contribution Agreement, dated as of the date hereof (the “SPV Distribution and Contribution Agreement”), between the Contributor and TCG BDC SPV LLC (the “SPV”), and (ii) that certain Sale Agreement, dated as of the date hereof (together with the SPV Distribution and Contribution Agreement, the “Transfer Documents”), between the Contributor and Carlyle Direct Lending CLO 2015-1R, LLC (the “CLO”), and any rights of the Contributor in connection therewith) (the “Contributed Loans”), in each case, together with, among other things, the related rights of payment thereunder and the interest of the Contributor in the related property and other interests securing the payments to be made under such Contributed Loans;

C.WHEREAS, subject to the conditions set forth herein, the Contributee and the Contributor intend that any such contribution of the Contributed Loans be an irrevocable, unconditional, absolute transfer thereof, without any recourse whatsoever, including without any recourse to the Contributor with regard to collectability;

D.WHEREAS, (i) in exchange for the contribution of the Contributed Loans, the Contributor will receive an increase in the capital account of the Contributor in the Contributee in accordance with the Limited Liability Company Agreement of the Contributee, dated as of November 3, 2020 (the “Contributee LLC Agreement”) (the “Contribution Value”) and (ii) on or about the date hereof the Contributor shall receive a one-time cash distribution in the amount of $168,896,340.09 (the “Closing Date Dividend”).
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Contribution and Receipt of the Contributed Loans.
(a)    Subject to the terms and conditions of this Agreement, on and as of the date hereof (the “Contribution Date”), the Contributor hereby contributes (the “Contribution”) to the Contributee, without recourse, and the Contributee hereby receives, as a contribution to its capital, all right, title and interest of the Contributor (whether now owned or hereafter acquired or arising, and wherever located) in and to the Contributed Loans (including, without limitation all right, title and interest of the Contributor under the Transfer Documents (including any rights the Contributor has thereunder to enter into the Master Participation Agreements for Par/Near Par Trades attached as exhibits to the Transfer Documents)). The Contributor hereby acknowledges that the Contribution to the Contributee hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Contributor. The Contributee hereby acknowledges that the Contribution to the Contributee will be credited to the capital account of the Contributor in the Contributee as further set forth herein and in the Contributee LLC Agreement.
1.The Contributor shall, in connection with the Contribution, execute and/or deliver to the Contributee any such loan assignment agreements or any other agreements in connection with the Contributed Loans as may be necessary or reasonably advisable to effect the Contribution with respect to each Contributed Loan.
2.On and after the Contribution Date, the Contributee shall own the Contributed Loans contributed by the Contributor to the Contributee on the Contribution Date, and the Contributor shall not take any action inconsistent with such ownership and shall not claim (except for tax purposes) any ownership interest in such Contributed Loans.
3.The Contribution and receipt of the Contributed Loans under this Agreement shall be without recourse to the Contributor; it being understood that the Contributor shall be liable to the Contributee for all representations, warranties and covenants made by the Contributor pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Contributor for the credit risk of the respective obligors of the Contributed Loans.
4.In connection with the receipt by the Contributee of Contributed Loans as contemplated by this Agreement, the Contributor further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to the Contribution Date, and its financial statements, that such Contributed Loans have been transferred to the Contributee in accordance with this Agreement.
(b)    On or about the date hereof, the Contributee shall distribute to the Contributor the Closing Date Dividend.
Section 2.    Participations Pending Assignment.
Pending receipt of any required consents to, and the effectiveness of, the assignment of each of the Contributed Loans to the Contributee in accordance with the applicable underlying instrument (including, without limitation, with respect to the Contributed Loans which the Contributor has received pursuant to the Transfer Documents, and which are to be contributed to the Contributee pursuant to the terms hereof), the Contributor also (a) transfers to the Contributee its rights, pursuant to the Transfer Documents, to enter into the Master Participation Agreements for Par/Near Par Trades attached as exhibits to the Transfer Documents, pursuant to which the Contributee (or its designee) may acquire from each of the SPV and the CLO a 100% participation in such Contributed Loans (each an “SPV Participation”) and (b) agrees to enter into a Master Participation Agreement for Par/Near Par Trades in the form attached as Exhibit A hereto in respect of the Contributed Loans that were not received pursuant to the Transfer Documents pursuant to which the Contributee (or its designee) may acquire from the Contributor a 100% participation in such Contributed Loans (each a “Contributor Participation” and, together with the SPV Participations, each a “Participation”). In connection with the assignment of the Contributor’s rights under the Transfer Documents (including, without limitation, with respect to the SPV Participations), for administrative convenience, the parties hereto agree to enter into a multi-party agreement among the Contributor, the Contributee, the SPV, the CLO and Middle Market Credit Fund II SPV, LLC (the “Borrower”), to, among other things, effect the transfer of the Contributed Loans from the Contributor, the SPV and the CLO to the Borrower, as designee of the Contributee pursuant to that certain Contribution Agreement, dated as of November 3, 2020, between the Contributee and the Borrower, and the transfer of the Closing Date Dividend to the SPV and the CLO, as designees of the Contributor, and in satisfaction of the transfer of amounts set forth in the Transfer Documents.
Section 3.    Nature of the Contribution.
(a)    It is the express intent of the parties hereto that the Contribution of the Contributed Loans by the Contributor to the Contributee hereunder be, and be treated for all purposes (other than for tax purposes) as an absolute contribution to the common equity capital of the Contributee by the Contributor (free and clear of any lien, security interest, charge or encumbrance other than customary permitted liens) of such Contributed Loans, in consideration of, or in exchange for, an increase in the capital account of the Contributor in the Contributee. It is, further, not the intention of the parties that such Contribution be deemed a pledge of the Contributed Loans by the Contributor to the Contributee to secure a debt or other obligation of the Contributor.
(b)    Notwithstanding Section 3(a) above, in the event that, notwithstanding the intent of the parties, the Contributed Loans, or any portion thereof, is held to continue to be property of the Contributor, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the Uniform Commercial Code (the “UCC”); (ii) the contribution of the Contributed Loans provided for in this Agreement shall be deemed to be a grant by the Contributor to the Contributee of, and the Contributor does hereby grant to the Contributee, a first priority security interest (subject only to customary permitted liens) in all of the Contributor’s right, title and interest in and to the Contributed Loans and all amounts payable to the holders of the Contributed Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Contribution Value of the Contributed Loans together with all of the other obligations of the Contributor hereunder; (iii) the possession by the Contributee (or the Collateral Agent for the benefit of the Secured Parties (each as defined in the Credit Agreement (as defined below))) of Contributed Loans and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Contributee for the purpose of perfecting such security interest under applicable law. The parties further agree in such event that any assignment of the interest of the Contributor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Contributor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Contributed Loans, such security interest would be deemed to be a perfected security interest of first priority (subject only to customary permitted liens) under applicable law and will be maintained as such throughout the term of this Agreement. The Contributee shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
(c)    It is the intention of each of the parties hereto that the Contributed Loans contributed by the Contributor to the Contributee pursuant to this Agreement shall constitute assets owned by the Contributee and shall not be part of the Contributor’s estate in the event of the filing of a bankruptcy petition by or against the Contributor under any bankruptcy or similar law.
(d)    The Contributee agrees to treat, and shall cause the Contributor to treat, for all purposes (other than for tax purposes), the transactions effected by this Agreement as contributions of assets to the Contributee in exchange for an increase in the capital account of the Contributor in the Contributee. To the extent the Contributee is included in the consolidated financial statements of the Contributor, the Contributor agrees to reflect in the Contributor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of the Contributor indicating that: (i) assets related to transactions that do not meet GAAP requirements for accounting sale treatment are reflected in the consolidated balance sheet of the Contributor within the “investments” line and are disclosed in the Contributor’s schedule of investments, and (ii) those assets are owned by a special purpose entity that is consolidated in the financial statements of the Contributor, and the creditors of that special purpose entity have received ownership and/or security interests in such assets and such assets are not intended to be available to the creditors of the Contributor (or any affiliate of the Contributor other than the Contributee) of such assets to that special purpose entity.

(e)    For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:
1.Any property, assets or rights purported to be contributed, in whole or in part, by the Contributor pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Contributor;
2.None of the Contributor, its creditors or, in any insolvency proceeding with respect to the Contributor or the Contributor’s property, a bankruptcy trustee, receiver, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Contributor any property, assets or rights purported to be contributed, in whole or in part, by the Contributor pursuant to this Agreement;
3.In the event of bankruptcy, receivership or other insolvency proceeding with respect to the Contributor or the Contributor’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Contributor’s property, assets, rights or estate; and
4.The transactions contemplated by the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto, and U.S. Bank National Association, as administrative agent, collateral agent, collateral administrator, custodian and document custodian, and any related transaction documents shall constitute a “securitization transaction” as such term is used in the Securitization Act.
Section 4.    Representations and Warranties.
(a)    Representations and Warranties of the Contributor. The Contributor hereby represents and warrants to the Contributee as of the date hereof that:
1.Organization and Good Standing. The Contributor has been duly formed, and is validly existing as a corporation and in good standing under the laws of the jurisdiction of its organization.
2.Due Qualification. The Contributor is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to receive such qualifications would not be reasonably expected to result in a material adverse effect on the Contributed Loans or the ability of the Contributor to perform its obligations under this Agreement.
3.Power and Authority; Due Authorization; Execution and Delivery. The Contributor (i) has the corporate power and authority to (a) execute and deliver this Agreement,

and (b) perform its obligations under this Agreement, and (ii) has duly authorized, by all necessary organizational action the execution, delivery and performance of this Agreement and the transfer of the Contributed Loans on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Contributor.
4.Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Contributor enforceable against the Contributor in accordance with its respective terms, except as such enforceability may be limited by insolvency laws and by general principles of equity (whether considered in a suit at law or in equity).
5.No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Contributor’s organizational documents, or any material contractual obligation of the Contributor, (ii) result in the creation or imposition of any lien upon any of the Contributor’s properties pursuant to the terms of any such material contractual obligation, other than this Agreement, or (iii) violate in any material respect any law applicable to the Contributor.
6.No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Contributor, threatened against the Contributor, before any applicable governmental authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Contributed Loans or the ability of the Contributor to perform its obligations under this Agreement.
7.Consents. All approvals, authorizations, consents, orders, licenses or other actions of any person or of any governmental authority (if any) required for the due execution, delivery and performance by the Contributor of this Agreement have been obtained, except as otherwise contemplated herein. Other than any consents required to assign the Contributed Loans to the Contributee pursuant to the underlying instruments with respect to the Contributed Loans, each Contributed Loan is not subject to any condition to or restriction on the ability of the holder thereof to sell, pledge, assign, or otherwise transfer such Contributed Loan or to exercise or enforce the provisions thereof or of any document related thereto whether set forth in such Contributed Loan itself or in any document related thereto, it being understood that any condition or restriction that, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, is ineffective shall not itself negatively affect a determination of whether a Contributed Loan is freely transferable.
8.Solvency. The Contributor is not the subject of any insolvency event. The Contributor is solvent and the transactions contemplated by this Agreement do not and will not render the Contributor not solvent.
9.Ownership of Contributed Loans. Immediately prior to the transfer of the Contributed Loans hereunder (and pursuant to the Transfer Documents with respect to the Contributed Loans to be transferred from the SPV and the CLO), the Contributor owns and has good and marketable title to such Contributed Loans. Upon the increase in the capital account of the Contributor in the Contributee by an amount equal to the value of the Contribution, the Contributee will receive such Contributed Loans free and clear of any lien.
10.Location of Offices. The Contributor’s location (within the meaning of Article 9 of the UCC) is set forth opposite the Contributor’s name on Schedule II hereto, as may be supplemented from time to time. The Contributor has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location for purposes of the UCC within the four months preceding the date hereof.
11.Value Given. The Contributor has received reasonably equivalent value from the Contributee in consideration for the Contribution to the Contributee of each Contributed Loans on the applicable Contribution Date as contemplated by this Agreement. No such transfer shall have been made for or on account of an antecedent debt of the Contributor or any of its affiliates to the Contributee. No such transfer is or may be voidable or subject to avoidance under any section of the bankruptcy code of the United States or any analogous provision of law.
12.Special Purpose Entity. The Contributee is an entity with assets and liabilities separate and distinct from those of the Contributor and any other affiliates thereof, and the Contributor hereby acknowledges that the Contributee and the other parties to the transactions contemplated by the Credit Agreement are entering into the transactions contemplated thereby in reliance upon the identity of the Contributee as a legal entity that is separate from the Contributor and from each other affiliate of the Contributor.
The representations and warranties in this Section shall survive the termination of this Agreement and the Contribution of any Contributed Loans to the Contributee. Upon discovery by the Contributor or the Contributee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other immediately upon obtaining knowledge of such breach.
(b)    Representations and Warranties of the Contributee. The Contributee hereby represents and warrants to the Contributor as of the date hereof that:
1.Organization and Good Standing. The Contributee has been duly formed, and is validly existing as a limited liability company and in good standing under the laws of the jurisdiction of its organization.
2.Due Qualification. The Contributee is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to obtain such approvals or licenses would not be reasonably expected to result in a material adverse effect on the Contributee or the ability of the Contributee to perform its obligations under this Agreement.

3.Power and Authority; Due Authorization; Execution and Delivery. The Contributee has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement, and has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the receipt of the Contributed Loans on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Contributee.
4.Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Contributee enforceable against the Contributee in accordance with its terms, except as such enforceability may be limited by insolvency laws and by general principles of equity (whether considered in a suit at law or in equity).
5.No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Contributee’s organizational documents or any contractual obligation of the Contributee, (ii) result in the creation or imposition of any lien upon any of the Contributee’s properties pursuant to the terms of any such material contractual obligation, other than this Agreement or (iii) violate any law applicable to Contributee.
6.No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Contributee, threatened against the Contributee, before any applicable governmental authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have material adverse effect on the Contributee.
7.Consents. All approvals, authorizations, consents, orders, licenses or other actions of any person or of any governmental authority (if any) required for the due execution, delivery and performance by the Contributee of this Agreement have been obtained, except as otherwise contemplated herein, or where the failure to obtain such approvals, authorizations, consents, orders or licenses would not be reasonably expected to result in a material adverse effect on the Contributee.
8.Value Given. The Contributee has given reasonably equivalent value to the Contributor in consideration for the Contribution to the Contributee of the Contributed Loans as contemplated by this Agreement, no such transfer has been made for or on account of an antecedent debt owed by the Contributor or any of its affiliates to the Contributee, and no such transfer is or may be voidable or subject to avoidance as to the Contributee under any section of the bankruptcy code of the United States or any analogous provision of law.
9.Solvency. The Contributee is not the subject of any insolvency event. The Contributee is solvent and the transactions contemplated by this Agreement do not and will not violate Section 18-607 of the Delaware Limited Liability Company Act or render the Contributee not solvent.

Section 5.    Miscellaneous.
(a)    Amendments. This Agreement may be amended or modified only by a written instrument executed by all parties hereto.
(b)    Governing Law; Waiver of Jury Trial; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE PARTIES HERETO EACH HEREBY IRREVOCABLY SUBMIT (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENTS AND THE PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION EACH MAY NOW OR HEREAFTER HAVE, TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE.
(c)    Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each of the Schedules and Exhibits to this Agreement are hereby incorporated into and made a part of this Agreement.
(d)    Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be as effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures approved by the parties hereto (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require any party hereto to accept electronic signatures in any form or format without its prior written consent (not to be unreasonably withheld, conditioned or delayed).
(e)    Successor and Assigns. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective legal representatives, successors and permitted assigns.
(f)    Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its legal representatives, successors and permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to carry out the purposes of this Agreement.
(g)    Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity of enforceability of this Agreement as a whole.
(h)    Bankruptcy Non-Petition and Limited Recourse; Claims. The Contributor hereby agrees that it will not institute against, or join any other person in instituting against, the Contributee, any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day (or, if longer, the applicable preference period then in effect plus one day), after the payment in full of all Obligations (as defined in the Credit Agreement); provided, however, that nothing in this clause (i) shall preclude, or be deemed to estop, the Contributor (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Contributee, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Contributee, as the case may be, by a person other than the Contributor or any of its affiliates that has entered into an agreement with the Contributor similar to this Section 5(h), or (B) from commencing against the Contributee, or any properties of the Contributee, any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceeding.
(i)    Waiver of Veto Rights. Notwithstanding any other provision of this Agreement, with respect to the Contributed Loans transferred by the Contributor to the Contributee, neither the Contributor nor any Board Member (as defined in the Contributee LLC Agreement) appointed by the Contributor shall have any right to veto or otherwise block any decision made by the other Members (as defined in the Contributee LLC Agreement) of the

Contributee or Board Members appointed by other Members of the Contributee to sell, transfer or otherwise dispose of any such Contributed Loans.

(Signature Page Follows)

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

TCG BDC, INC., as Contributor

By: /s/ Peter Gaunt
Name: Peter Gaunt
Title: Treasurer

[Signature Page to Contribution Agreement (BDC – Parent)]

MIDDLE MARKET CREDIT FUND II, LLC, as Contributee

By: /s/ Tom Hennigan
Name: Tom Hennigan
Title:    President

[Signature Page to Contribution Agreement (BDC – Parent)]

Schedule I

Loan List

[Omitted]

Schedule II

[Omitted]

Exhibit A

Master Participation Agreement
[Omitted]